Exhibit 19 under Form N-1A
                                          Exhibit 24 under Item 601/Reg. S-K

                           POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoint the Secretary and Assistant Secretary of FEDERATED INVESTMENT PORTFOLIOS and the Assistant General Cousnel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other doucments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



SIGNATURES                                  TITLE                          DATE

/S/ JOHN F. DONAHUE                    Chairman and Trustee               September 3, 1997
John F. Donahue                      (Chief Executive Officer)

/S/ J. CHRISTOPHER DONAHUE             President and Trustee              September 3, 1997
--------------------------
J. Christopher Donahue

/S/JOHN W. MCGONIGLE                 Treasurer, Executive Vice            September 3, 1997
John W. McGonigle                    President and Secretary
                                     (Principal Financial
                                     and Accounting Officer)

/S/ THOMAS G. BIGLEY                          Trustee                     September 3, 1997
--------------------
Thomas G. Bigley

/S/JOHN T. CONROY, JR.                        Trustee                     September 3, 1997
----------------------
John T. Conroy, Jr.

/S/WILLIAM J. COPELAND                        Trustee                     September 3, 1997

William J. Copeland

/S/JAMES E. DOWD                              Trustee                     September 3, 1997

James E. Dowd

/S/ LAWRENCE D. ELLIS, M.D.                   Trustee                     September 3, 1997
Lawrence D. Ellis, M.D.

/S/ EDWARD L. FLAHERTY, JR.                   Trustee                     September 3, 1997
---------------------------
Edward L. Flaherty, Jr.

/S/ PETER E. MADDEN                           Trustee                     September 3, 1997
-------------------
Peter E. Madden

/S/ GREGOR F. MEYER                           Trustee                     September 3, 1997
-------------------
Gregor F. Meyer

/S/JOHN E. MURRAY, JR.                        Trustee                     September 3, 1997
----------------------
John E. Murray, Jr.

/S/ WESLEY W. POSVAR                          Trustee                     September 3, 1997
--------------------
Wesley W. Posvar

/S/ MARJORIE P. SMUTS                         Trustee                     September 3, 1997
---------------------
Marjorie P. Smuts




Sworn to and subscribed before me this 3rd day of September, 1997

/S/ MARIE N.HAMM

Notary Republic